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Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Ameritech Corporation

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 3, 1995 included (or incorporated by reference) in this Form 10-K for the year ended December 31, 1994, into Ameritech Corporation's previously filed Registration Statement File Nos. 33-26366, 2-97037, 33-30593, 33-32705, 33-34006, 33-36790, 33-47608, 33-49036,
33-51771 and 33-51773.


                                                /s/ Arthur Andersen LLP
                                                -------------------------------
                                                Arthur Andersen LLP


Chicago, Illinois
March 21, 1995